Exhibit 10.1

                                 AMENDMENT NO. 4
                                     TO THE
                           LEXMARK INTERNATIONAL, INC.
                         NONEMPLOYEE DIRECTOR STOCK PLAN
           (Amended and Restated Effective April 30, 1998, as amended
              February 11, 1999, April 29, 1999 and July 23, 2003)


     This is Amendment No. 4 to the Lexmark International, Inc. Nonemployee Director Stock Plan (Amended and Restated Effective April 30, 1998, as amended February 11, 1999, April 29, 1999 and July 23, 2003) (the "Plan," capitalized terms used herein and not defined have the meaning ascribed to such terms in the
Plan).

     WHEREAS, pursuant to Section 13 of the Plan, the Board of Directors of Lexmark International, Inc. (the "Board") is authorized to amend the Plan from time to time to effect any amendment deemed appropriate; and

     WHEREAS, the Board has determined it to be in the best interests of the Company and the Plan to (i) remove the automatic grant of Reload Option Awards as part of the grant of an Initial Award or Annual Award and (ii) provide for the vesting of Option Awards over periods other than five years.

     NOW, THEREFORE, the Plan is hereby amended, effective as of April 22, 2004, as follows:

     Section 6(b) of the Plan is amended in its entirety to read as follows:

     "(b) Reload Option Awards. In the discretion of the Board at the time of grant of an Initial Award or Annual Award, the Board may provide for the future grant of Reload Option Awards as part of such Initial Award or Annual Award. If Reload Option Awards are included in the grant of an Initial Award or Annual Award, effective upon the exercise by an Eligible Director of an Option and the payment of any portion of the exercise price in respect thereof by delivery to the Company of Shares, such Eligible Director shall automatically be granted a Reload Option Award for a number of Shares equal to the number of Shares so delivered. Such Reload Option Award shall be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall be equal to the Fair Market Value of a Share on the date such Reload Option is granted and (ii) such Reload Option shall be vested and exercisable in full as of its Grant Date."

     Section 6(d) of the Plan is amended in its entirety to read as follows:

     "(d) Exercisability. Except as otherwise provided hereunder, each Option Award granted under this Plan shall vest and become exercisable according to the terms of the respective grant, subject to the acceleration provisions of Section 9 hereof. Once

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                                                                    Exhibit 10.1

exercisable, an Option Award may be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which it is then exercisable."

     In all other respects, the Plan is hereby ratified and confirmed.